Exhibit 32.01
Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
The undersigned, the Chief Executive Officer and the Senior Vice President, Chief Financial Officer of Wabash National Corporation (the “Company”), each hereby certifies that, to his knowledge, on February 24, 2006:
(a)	the Form 10K Annual Report of the Company for the year ended December 31, 2005 filed on February 24, 2006, with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934; and
(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William P. Greubel

William P. Greubel
Chief Executive Officer
February 24, 2006

/s/ Robert J. Smith

Robert J. Smith
Senior Vice President, Chief Financial Officer
February 24, 2006